Exhibit 3.66

Exhibit 3.66

CORPORATE ACCESS NUMBER: 2018172110

Government of Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE OF AMALGAMATION

COAL VALLEY RESOURCES INC.

IS THE RESULT OF AN AMALGAMATION FILED ON 2014/04/24.

8:30 a.m. MDT

Amalgamate Alberta Corporation - Registration Statement

Alberta Registration Date: 2014/04/24

Corporate Access Number: 2018172110

Service Request Number:	21344227
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	COAL VALLEY RESOURCES INC.
French Equivalent Name:	
Nuans Number:	
Nuans Date:	
French Nuans Number:	
French Nuans Date:	

REGISTERED ADDRESS

Street:	2900-10180 101 ST
Legal Description:	
City:	EDMONTON
Province:	ALBERTA
Postal Code:	T5J 3V5

RECORDS ADDRESS

Street:	2900-10180 101 ST
Legal Description:	
City:	EDMONTON
Province:	ALBERTA
Postal Code:	T5J 3V5

ADDRESS FOR SERVICE BY MAIL

Post Office Box:	
City:	
Province:	
Postal Code:	
Internet Mail ID:	

Share Structure:	THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON SHARES
Share Transfers Restrictions:	SEE ELECTRONIC ATTACHMENT
Number of Directors:	
Min Number Of Directors:	1
Max Number Of Directors:	10
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE ELECTRONIC ATTACHMENT

Professional Endorsement

Provided:
Future Dating Required:
Registration Date: 2014/04/24

Director

Last Name: MCCAUGHAN
First Name: SEAN
Middle Name:
Street/Box Number: 1600 OXFORD TOWER, 10235 101 ST
City: EDMONTON
Province: ALBERTA
Postal Code: T5J 3G1
Country:
Resident Canadian: Y
Named On Stat Dec: Y

Last Name: CHAMBERS
First Name: DEAN
Middle Name: R.
Street/Box Number: 5TH FLOOR, 1133 YONGE ST
City: TORONTO
Province: ONTARIO
Postal Code: M4T 2Y7
Country:
Resident Canadian: Y
Named On Stat Dec:

Amalgamating Corporation

Corporate Access Number	Legal Entity Name
2016412401	COAL VALLEY RESOURCES INC.
2016739431	1673943 ALBERTA LTD.

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2014/04/24
Statutory Declaration	10000207112460338	2014/04/24
Restrictions on Share Transfers	ELECTRONIC	2014/04/24

Registration Authorized By: LEANNE C. KRAWCHUK

Articles of Amalgamation

For

COAL VALLEY RESOURCES INC.

Share Structure: THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON SHARES

Share Transfers

Restrictions:

Number of Directors: 1

Min Number of Directors:

SEE ELECTRONIC ATTACHMENT

Max Number of Directors: 10

Business Restricted To: NONE Business Restricted From: NONE

Other Provisions: SEE ELECTRONIC A

Registration Authorized By: LEANNE C. KRAWCHUK SOLICITOR

SHARE TRANSFER RESTRICTIONS So long as the corporatjon is a private issuer as defined in securities law, no securities of the corporation, other than non-convertible debt securities, shall be transferred without the consent of the directors, expressed by a resolution.

6664334_1 NATDOCS

OTHER PROVISIONS

1. Lien On Shares

The corporation shall have a first and paramount lien on a share registered in the name of a shareholder or his legal representative, whether registered solely or jointly with any other person, for a debt of that shareholder to the corporation, including an amount unpaid in respect of a share issued by the corporation on the date it was incorporated under The Business Corporations Act (Alberta), whether the period for payment, fulfilment or discharge of that debt shall have actually arrived or not. The lien shall extend to all dividends and distributions of capital declared or otherwise payable on such shares.

2. Appointment of Directors

The directors may, between annual general meetings, appoint

one (1) or more additional directors of the corporation to serve until the next annual general meeting, provided that the

number of additional directors shall not at any time exceed one-

third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the corporation.

3. Borrowing

The directors may

(a) borrow money on the credit of the corporation,

(b) issue, reissue, sell or pledge debt obligations of the

corporation,

(c) give a guarantee on behalf of the corporation to secure performance of an obligation of any person, and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

4. Meetings of Shareholders

Meetings of shareholders of the corporation may be held inside or outside the Province of Alberta.

6664317_1 NATDOCS